EXHIBIT 99


                            JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: SMART BALANCE  INC. [SMBL]

Date of Event requiring statement: February 12, 2008





/S/ Oscar S. Schafer
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Signature





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                            JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: SMART BALANCE  INC. [SMBL]

Date of Event requiring statement: February 12, 2008





/S/ Oscar S. Schafer
---------------------------
Signature

                            JOINT FILER INFORMATION


Name: Mr. Andrew Goffe

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: SMART BALANCE  INC. [SMBL]

Date of Event requiring statement: February 12, 2008





/S/ Andrew Goffe
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Signature